Exhibit 107.1
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Summit Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Class A common stock, par value $0.01 per share (“Class A common stock”)	Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Class A common stock(1)	Rule 415(a)(6)	1,312,004(3)		N/A			S-3	333-23582	1/6/2020	$2,533.85
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)    Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Summit Materials, Inc. (the “registrant”) is deferring payment of the registration fee relating to securities that are registered and available for sale under this registration statement, except for $2,533.85 of filing fees previously paid with respect to 1,312,004 shares of Class A common stock (the “Carry Forward Shares”) that were registered under the registrant’s Registration Statement on Form S-3 (File No. 333-235820) (the “Prior Registration Statement”) but were not issued to holders of outstanding limited partnership units of Summit Materials Holdings L.P. and are being carried forward to this registration statement. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(2)    Not specified pursuant to General Instruction II.F of Form S-3 under the Securities Act. In addition to the Carry Forward Shares, there is being registered hereby such indeterminate number of shares of Class A common stock as may from time to time be offered and sold at indeterminate prices. Also being registered are such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, dividends, or similar transactions.
(3)    The registrant previously registered the issuance of up to 3,249,657 shares of Class A common stock pursuant to the Prior Registration Statement pursuant to Rule 415(a)(6), of which 1,312,004 shares remain unsold and are being carried forward to this Registration Statement.